EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Greyhound Lines, Inc. and Subsidiaries (the “Company”) on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods expressed in the Report.

Date: March 31, 2005

/s/ Stephen E. Gorman

Name:	Stephen E. Gorman
Title:	President and Chief Executive Officer

/s/ Cheryl W. Farmer

Name:	Cheryl W. Farmer
Title:	Senior Vice President – Finance and Treasurer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as a part of this report or on a separate disclosure document.